Exhibit 10.1

FIRST AMENDMENT TO NOTE

This First Amendment to the 10% Secured Subordinated Promissory Note, dated as of this 30th day of September, 2009 by and between Richard Parrillo (the "Payee"), and Hudson Technologies, Inc. (the "Maker"), and Hudson Technologies Company ("Company").

WITNESSETH

WHEREAS, on or about March 26, 2009, the Maker borrowed the sum of One Million Dollars ($1,000,000.00) from the Payee and executed and delivered to the Payee a 10% Secured Subordinated Promissory Note (the "Note") in the sum of One Million Dollars ($1,000,000.00) dated March 26, 2009 to be paid on September 30, 2009 (the "Maturity Date"); and

WHEREAS, as security for the obligations of the Maker, Company executed a General Security Agreement, dated March 26, 2009; and

WHEREAS, the Payee and the Maker have agreed to extend the Maturity Date under the Note for an additional nine (9) months from October 1, 2009 to June 30, 2010.

NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained the parties hereto agree as follows:

1. The Maturity Date under the Note is hereby extended to June 30, 2010 at which time the entire principal balance due on the Note plus any unpaid but accrued interest and any fees and costs due the Payee shall be due and payable.

2. Except and to the extent modified hereby, the Note shall remain in full force and effect, without modification or change.

3. Payee, Maker and Company hereby confirm and agree that the General Security Agreement shall continue to apply and shall remain in full force and effect until all sums due or to become due to the Payee under the Note, including, without limitation, the principal, all accrued interest thereon, penalties, costs, fees and late charges, if any, shall be indefeasibly paid by Maker to the Payee.

4. This Amendment may not be modified or terminated orally and shall be binding and inure to the benefit of the heirs, successors and assigns of the Payee and Maker.

5. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

6. This Amendment may be executed in counterparts, each of which shall be deemed an original, and all of which, when taken together, shall be deemed to constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereby have duly executed this Amendment as of the day and year first written above.

Hudson Technologies, Inc.
/s/ Richard Parrillo	By:	/s/ Brian F. Coleman
Richard Parrillo
Hudson Technologies Company
	By:	/s/ Brian F. Coleman